Exhibit 99.1

Heron Therapeutics Announces Fourth Quarter and Full-Year 2024 Financial Results and Highlights Recent Corporate Updates

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Achieved Q4 2024 GAAP Net Income of $3.6 million

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Generated full-year 2024 Net Revenue of $144.2 million, up 14% year-over-year

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Delivered full-year 2024 adjusted EBITDA of $8.6 million

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Generated ZYNRELEF® Q4 2024 Net Revenue of $8.5 million and launched the ZYNRELEF Vial Access Needle (“VAN”) in December 2024

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U.S. District Court ruled in favor of Heron in patent lawsuit against Fresenius Kabi USA, LLC, and upheld the validity of CINVANTI® patents which expire in 2035

CARY, February 27, 2025 /PRNewswire/ -- Heron Therapeutics, Inc. (Nasdaq: HRTX) (“Heron” or the “Company”), a commercial-stage biotechnology company, today announced financial results for the three and twelve months ended December 31, 2024, and highlighted recent corporate updates.

“2024 was a milestone year for Heron. We delivered strong financial results, including positive Net Income for Q4 2024, achieved our operational objectives, and repositioned the business for future growth. As we move into 2025, our product Zynrelef is poised for transformational growth, driven by its expanded label indications, the launch of the VAN, the approval of the NOPAIN Act, and the enhanced promotional reach of the Crosslink relationship,” said Craig Collard, Chief Executive Officer.

Financial Guidance for 2025

Item	2025 Full-Year Guidance for Net Revenue and Adjusted EBITDA (in millions)
Net Revenue	$153.0	to	$163.0
Adjusted EBITDA	$0.0	to	$8.0

Business Highlights

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Partnership with Crosslink Network, LLC (“Crosslink”) expands the promotional effort for ZYNRELEF within the orthopedic surgery marketplace for post-operative pain.

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Expanded label indications for ZYNRELEF now cover an estimated 17 million annual targeted procedures with many more also indicated - a significant increase over prior indicated procedures, based upon data from studies for cesarean section, spinal surgery, augmentation mammoplasty, and total shoulder arthroplasty, making ZYNRELEF appropriate for a wide range of patients and appealing for broad formulary adoption.

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ZYNRELEF will continue to receive separate payment from April 1, 2025, until at least the end of 2027 as the result of inclusion in the “CMS OPPS and ASC Final Rule CY 2025 Non-Opioid Policy for Pain Relief” by the Centers for Medicare & Medicaid Services (“CMS”).

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The ZYNRELEF VAN launched in Q4 2024, following approval by the U.S. Food and Drug Administration (“FDA”) in September 2024. The VAN replaces the current vented vial spike and is expected to simplify aseptic preparation, while also significantly reducing ZYNRELEF’s withdrawal time to between twenty and forty-five seconds.

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Cash, cash equivalents, and short-term investments were $59.3 million as of December 31, 2024.

Net Revenue Performance - Year Ended December 31

	2024	2023	Dollar Change	Percentage Change

Acute Care	$30,064	$19,118	$10,946	57.3%
APONVIE	$4,518	$1,391	$3,127	224.8%
ZYNRELEF	$25,546	$17,727	$7,819	44.1%

Oncology	$114,221	$107,926	$6,295	5.8%
CINVANTI	$100,079	$94,869	$5,210	5.5%
SUSTOL	$14,142	$13,057	$1,085	8.3%

Total Net Revenue	$144,285	$127,044	$17,241	13.6%

Net Revenue Performance - Quarter Ended December 31

	2024	2023	Dollar Change	Percentage Change

Acute Care	$10,389	$6,164	$4,225	68.5%
APONVIE	$1,932	$470	$1,462	311.1%
ZYNRELEF	$8,457	$5,694	$2,763	48.5%

Oncology	$30,392	$28,070	$2,322	8.3%
CINVANTI	$26,873	$24,270	$2,603	10.7%
SUSTOL	$3,519	$3,800	(281)	-7.4%

Total Net Revenue	$40,781	$34,234	$6,547	19.1%

Conference Call and Webcast

Heron will host a conference call and live webcast on Thursday, February 27, 2025, at 8:00 a.m. ET. The conference call can be accessed by phone by utilizing the following registration link which will provide participants with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The conference call will also be available via webcast under the Investor Relations section of Heron’s website at www.herontx.com. An archive of the teleconference and webcast will also be made available on Heron’s website for sixty days following the call.

About ZYNRELEF for Postoperative Pain

ZYNRELEF is the first and only dual-acting local anesthetic that delivers a fixed-dose combination of the local anesthetic bupivacaine and a low dose of nonsteroidal anti-inflammatory drug meloxicam. ZYNRELEF is the first and only extended-release local anesthetic to demonstrate in Phase 3 studies significantly reduced pain and significantly increased proportion of patients requiring no opioids through the first 72 hours following surgery compared to bupivacaine solution, the current standard-of-care local anesthetic for postoperative pain control. ZYNRELEF was initially approved by the FDA in May 2021 for use in adults for soft tissue or periarticular instillation to produce postsurgical analgesia for up to 72 hours after bunionectomy, open inguinal herniorrhaphy and total knee arthroplasty. In December 2021, the FDA approved an expansion of ZYNRELEF’s indication to include foot and ankle, small-to-medium open abdominal, and lower extremity total joint arthroplasty surgical procedures. On January 23, 2024, the FDA approved ZYNRELEF for soft tissue and orthopedic surgical procedures including foot and ankle, and other procedures in which direct exposure to articular cartilage is avoided. Safety and efficacy have not been established in highly vascular surgeries, such as intrathoracic, large multilevel spinal, and head and neck procedures.

Please see full prescribing information, including Boxed Warning, at www.ZYNRELEF.com.

About APONVIE for Postoperative Nausea and Vomiting (PONV)

APONVIE is a substance NK1 Receptor Antagonist (RA), indicated for the prevention of PONV in adults. Delivered via a 30-second IV push, APONVIE 32 mg was demonstrated to be bioequivalent to oral aprepitant 40 mg with rapid achievement of therapeutic drug levels. APONVIE is the same formulation as Heron’s approved drug product CINVANTI. APONVIE is supplied in a single-dose vial that delivers the full 32 mg dose for PONV. APONVIE was approved by the FDA in September 2022 and became commercially available in the U.S. on March 6, 2023.

Please see full prescribing information at www.APONVIE.com.

About CINVANTI for Chemotherapy Induced Nausea and Vomiting (CINV) Prevention

CINVANTI, in combination with other antiemetic agents, is indicated in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of highly emetogenic cancer chemotherapy (HEC) including high-dose cisplatin as a single-dose regimen, delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic cancer chemotherapy (MEC) as a single-dose regimen, and nausea and vomiting associated with initial and repeat courses of MEC as a 3-day regimen. CINVANTI is an IV formulation of aprepitant, an NK1 RA. CINVANTI is the first IV formulation to directly deliver aprepitant, the active ingredient in EMEND® capsules. Aprepitant (including its prodrug, fosaprepitant) is a single-agent NK1 RA to significantly reduce nausea and vomiting in both the acute phase (0–24 hours after chemotherapy) and the delayed phase (24–120 hours after chemotherapy). The FDA-approved dosing administration included in the U.S. prescribing information for CINVANTI include 100 mg or 130 mg administered as a 30-minute IV infusion or a 2-minute IV injection.

Please see full prescribing information at www.CINVANTI.com.

About SUSTOL for CINV Prevention

SUSTOL is indicated in combination with other antiemetics in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic chemotherapy (MEC) or anthracycline and cyclophosphamide (AC) combination chemotherapy regimens. SUSTOL is an extended-release, injectable 5-hydroxytryptamine type 3 RA that utilizes Heron’s Biochronomer® drug delivery technology to maintain therapeutic levels of granisetron for ≥5 days. The SUSTOL global Phase 3 development program was comprised of two, large, guideline-based clinical studies that evaluated SUSTOL’s efficacy and safety in more than 2,000 patients with cancer. SUSTOL’s efficacy in preventing nausea and vomiting was evaluated in both the acute phase (0–24 hours after chemotherapy) and delayed phase (24–120 hours after chemotherapy).

Please see full prescribing information at www.SUSTOL.com.

About Heron Therapeutics, Inc.

Heron Therapeutics, Inc. is a commercial-stage biotechnology company focused on improving the lives of patients by developing and commercializing therapeutic innovations that improve medical care. Our advanced science, patented technologies, and innovative approach to drug discovery and development have allowed us to create and commercialize a portfolio of products that aim to advance the standard-of-care for acute care and oncology patients. For more information, visit www.herontx.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We believe the presentation of these non-GAAP financial measures, when viewed with our results under GAAP, provide analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting.

In our quarterly and annual reports, earnings press releases and conference calls, we may discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but that we do not believe are indicative of ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as:

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adjusted EBITDA excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;

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we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position;

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adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs;

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adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes; and
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adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments

Adjusted Operating Expenses

Adjusted operating expenses is a non-GAAP financial measure that represents GAAP operating expenses adjusted to exclude stock-based compensation expense, depreciation and amortization, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. For more information on these non-GAAP financial measures, see the below table captioned “YTD Adjusted EBITDA.”

The Company has not provided a reconciliation of its guidance for adjusted EBITDA to the most directly comparable forward-looking GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, because the Company is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, and inventory reserve and asset write-offs. These items are uncertain and depend on various factors that are outside of the Company’s control or cannot be reasonably predicted. While the Company is unable to address the probable significance of these items, they could have a material impact on GAAP net income and operating expenses for the guidance period.

Forward-looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Heron cautions readers that forward-looking statements are based on management’s expectations and assumptions as of the date of this news release and are subject to certain risks and uncertainties that could cause actual results to differ materially. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding the potential market opportunities for ZYNRELEF, APONVIE, CINVANTI and SUSTOL; revenue, adjusted EBITDA and other financial guidance provided by the Company; the potential additional market opportunity for the expanded U.S. label for ZYNRELEF or inclusion of ZYNRELEF under the OPPS and the ASC payment system or launch of the ZYNRELEF VAN; our ability to establish and maintain successful commercial arrangements like our co-promotion agreement with Crosslink; the outcome of the Company’s pending ANDA litigation, including potential appeals of any verdicts; whether the Company is required to write-off any additional inventory in the future; the expected future balances of Heron’s cash, cash equivalents and short-term investments; the expected duration over which Heron’s cash, cash equivalents and short-term investments balances will fund its operations and the risk that future equity financings may be needed; any inability or delay in achieving profitability. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Forward-looking statements reflect our analysis only on their stated date, and Heron takes no obligation to update or revise these statements except as may be required by law.

Heron Therapeutics, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,

	2024	2023	2024	2023
Revenues:	(unaudited)
Net product sales	$ 40,781	$ 34,233	$ 144,285	$ 127,044
Cost of product sales	10,229	9,885	38,648	65,105
Gross Profit	30,552	24,348	105,637	61,939
Operating expenses:
Research and development	3,178	7,803	16,683	39,133
General and administrative	12,144	14,437	53,397	65,778
Sales and marketing	11,057	12,328	47,085	67,643
Total operating expenses	26,379	34,568	117,165	172,554
Income (loss) from operations	4,173	(10,220)	(11,528)	(110,615)
Other (expense) income, net	(510)	(504)	(2,052)	56
Net loss	$ 3,663	$ (10,724)	$ (13,580)	$ (110,559)
Basic and diluted net income (loss) per share	$ 0.02	$ (0.07)	$ (0.09)	$ (0.80)
Weighted average common shares outstanding, basic and diluted	153,151	151,152	152,449	138,135

Heron Therapeutics, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$ 25,802	$ 28,677
Short-term investments	33,481	51,732
Accounts receivable, net	78,881	60,137
Inventory	53,160	42,110
Prepaid expenses and other current assets	17,690	6,118
Total current assets	209,014	188,774
Property and equipment, net	14,863	20,166
Right-of-use lease assets	2,787	5,438
Other assets	6,483	8,128
Total assets	$ 233,147	$ 222,506
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$ 11,709	$ 3,240
Accrued clinical and manufacturing liabilities	25,402	22,291
Accrued payroll and employee liabilities	9,554	9,224
Other accrued liabilities	41,755	41,855
Current lease liabilities	3,037	3,075
Total current liabilities	91,457	79,685
Non-current lease liabilities	-	2,800
Non-current notes payable, net	25,026	24,263
Non-current convertible notes payable, net	149,700	149,490
Other non-current liabilities	615	241
Total liabilities	266,798	256,479
Stockholders’ deficit:
Common stock	1,521	1,503
Additional paid-in capital	1,884,409	1,870,525
Accumulated other comprehensive (loss) income	13	13
Accumulated deficit	(1,919,594)	(1,906,014)
Total stockholders’ deficit	(33,651)	(33,973)
Total liabilities and stockholders’ deficit	$ 233,147	$ 222,506

Heron Therapeutics, Inc.

YTD Adjusted EBITDA

(in thousands)

	GAAP YTD 2024	Depreciation	Stock-Based Compensation	Inventory Reserve & Write-Off	Asset Write-Off	Adjusted YTD 2024
Net Product Sales	$ 144,285	$ -	$ -	$ -	$ -	$ 144,285
Cost of Product Sales	38,648	2,117	-	2,474	-	34,057
Gross profit	105,637	(2,117)	-	(2,474)	-	110,228
Operating Expenses:
Research and development	16,683	189	1,856	-	2,210	12,428
General and administrative	53,397	149	7,138	-	-	46,110
Sales and marketing	47,085	37	3,968	-	-	43,080
Total Operating Expense	117,165	375	12,962	-	2,210	101,618
(Loss) Income from Operations	$ (11,528)	$ (2,492)	$ (12,962)	$ (2,474)	$ (2,210)	$ 8,610

Investor Relations and Media Contact:

Ira Duarte
Executive Vice President, Chief Financial Officer
Heron Therapeutics, Inc.

iduarte@herontx.com

858-251-4400